NEWS RELEASE


                                               CONTACT:  Lester A. Aaron
                                                         Chief Financial Officer
                                                         (818) 591-9800


                   UNICO AMERICAN CORPORATION REPORTS RESULTS
                   FOR THE FIRST QUARTER ENDED MARCH 31, 2005

Woodland Hills, California, May 12, 2005 - Unico American Corporation (NASDAQ - "UNAM") announced today that for its quarter ended March 31, 2005, revenues were $15,481,114 and the net income was $1,505,180 ($0.27 diluted income per share) compared with revenues of $15,680,191 and net income of $1,257,997 ($0.23 diluted income per share) for the quarter ended March 31, 2004.

Stockholders' equity was $43,310,111 at March 31, 2005, or $7.88 per common share including unrealized after-tax investment loss of $256,662 compared to stockholders' equity of $42,425,325 or $7.72 per common share including unrealized after-tax investment gain of $376,172 at December 31, 2004.

Unico American Corporation is an insurance holding company that underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty, health and life insurance through its agency subsidiaries; and provides insurance premium financing and membership association services through its other subsidiaries.

                                                       (Table Follows)

                   UNICO AMERICAN CORPORATION AND SUBSIDIARIES
                     SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                (UNAUDITED) ($ in
                          thousands, except per share)

                                                    Three Months Ended Ended
                                                            March 31
                                                       2005            2004
                                                       ----            ----

Revenues
--------
Insurance Company Revenues
   Premium earned                                    $16,676          $16,475
   Premium ceded                                       3,850            3,889
                                                      ------           ------
      Net premium earned                              12,826           12,586
   Investment income                                   1,036            1,092
   Other income                                           26               30
                                                      ------           ------
      Total Insurance Company Revenues                13,888           13,708

Other Revenues from Insurance Operations
   Gross commissions and fees                          1,373            1,711
   Investment income                                      13               10
   Finance charges and fees earned                       203              247
   Other income                                            4                4
                                                      ------           ------
      Total Revenues                                  15,481           15,680
                                                      ------           ------

Expenses
--------
Losses and loss adjustment expenses                    8,372            8,957
Policy acquisition costs                               2,606            2,479
Salaries and employee benefits                         1,287            1,216
Commissions to agents/brokers                            185              271
Other operating expenses                                 675              789
                                                      ------           ------
   Total Expenses                                     13,125           13,712
                                                      ------           ------

   Income Before Income Taxes                          2,356            1,968
Income Tax Provision                                     851              710
                                                       -----            -----

   Net Income                                         $1,505           $1,258
                                                       =====            =====


PER SHARE DATA
--------------
Basic
  Earning Per Share                                    $0.27            $0.23
  Weighted Average Shares (000)                        5,495            5,490
Diluted
  Earning Per Share                                    $0.27            $0.23
  Weighted Average Shares (000)                        5,616            5,578


INSURANCE COMPANY STATUTORY OPERATING RATIOS
--------------------------------------------
Losses and Loss Adjustment Expenses                     65.0%            71.0%
Underwriting Expenses                                   30.1%            28.0%
                                                        ----             ----
  Combined Ratio                                        95.1%            99.0%
                                                        ====             ====